EXHIBIT 99.1

SPS Commerce Reports Record Fourth Quarter and Full Year 2011 Financial Results

32% Growth in Recurring Revenue and 30% Growth in Total Revenue Highlight Year for Company

MINNEAPOLIS, Feb. 8, 2012 (GLOBE NEWSWIRE) -- SPS Commerce (Nasdaq:SPSC), a leading provider of on-demand supply chain management solutions, today announced financial results for the fourth quarter and full year ended December 31, 2011.

Revenue was $15.9 million in the fourth quarter of 2011, compared to $11.9 million in the fourth quarter of 2010, reflecting 33% growth in revenue from the fourth quarter 2010. Recurring revenue grew 37% from the fourth quarter of 2010.

Net income in the fourth quarter of 2011 was $13.1 million or $1.02 per diluted share, compared to net income of $441,000, or $0.04 per diluted share, in the fourth quarter of 2010. In the fourth quarter 2011, the Company recorded a tax benefit of $12.8 million from a deferred tax asset valuation allowance reversal that positively impacted net income and net income per share. Non-GAAP net income per diluted share was $0.08, compared to non-GAAP net income per diluted share of $0.06 in the fourth quarter of 2010. Adjusted EBITDA for the fourth quarter of 2011 was $1.6 million, compared to $1.1 million for the fourth quarter of 2010.

"2011 was an outstanding year for SPS Commerce, highlighted by a record number of new customers and 32% growth in recurring revenue," said Archie Black, President and CEO of SPS Commerce. "We are benefitting from a dynamic evolution in the supply chain market, driven by the growing need for cloud-based EDI solutions, the rise of e-commerce, the changing distribution needs of retailers, and the increased demands from heightened consumer expectations. As we start the new year, we are focused on repeating the success of 2011 by executing against our strategy and taking advantage of the favorable market trends that are providing a tailwind to our growth."

Revenue for the full year ended December 31, 2011 was $58.0 million compared to $44.6 million for the full year ended December 31, 2010, reflecting 30% growth in revenue. Recurring revenue grew 32% from the year ended December 31, 2010.

Net income for the twelve months ended December 31, 2011 was $13.7 million or $1.08 per diluted share, compared to net income of $2.9 million, or $0.25 per diluted share, for the comparable period in 2010. In the year ended 2011, the Company recorded a tax benefit of $12.8 million from a deferred tax asset valuation allowance reversal that positively impacted net income and net income per share. Non-GAAP net income per diluted share for the twelve months ended December 31, 2011 was $0.26, compared to non-GAAP net income per diluted share of $0.31 for the comparable period in 2010. Adjusted EBITDA for the full year ended December 31, 2011 was $5.4 million, compared to $5.2 million for the full year ended December 31, 2010.

"The fourth quarter marked a successful conclusion to 2011, highlighted by 37% growth in recurring revenue. We also increased the number of recurring revenue customers as well as the wallet share of those customers," said Kim Nelson, Chief Financial Officer of SPS Commerce. "We continue to focus on delivering profitable top line growth and making incremental improvements in Adjusted EBITDA margin."

Guidance

For the first quarter of 2012, revenue is expected to be in the range of $16.3 to $16.5 million. First quarter net income per diluted share is expected to be in the range of $0.00 to $0.01. Non-GAAP net income per diluted share is expected to be in the range of $0.07 to $0.08. Adjusted EBITDA is expected to be in the range of $1.5 to $1.7 million. Non-cash, share-based compensation expense is expected to be approximately $625,000.

For the full year of 2012, revenue is expected to be in the range of $69.5 to $70.5 million. Full year net income per diluted share is expected to be in the range of $0.10 to $0.13. Non-GAAP net income per diluted share is expected to be in the range of $0.39 to $0.42. Adjusted EBITDA is expected to be in the range of $8.5 to $9 million. Non-cash, share-based compensation expense is expected to be approximately $2.8 million. Also for the year, we expect an annual effective tax rate of approximately 38%, with cash taxes for the year to be minimal.

Quarterly Conference Call

SPS Commerce will discuss its quarterly results today via teleconference at 3:30 pm Central Time (4:30 pm Eastern Time).  To access the call, please dial (877) 312-7508, or outside the U.S. (253) 237-1184, at least five minutes prior to the 3:30 pm CT start time. A live webcast of the call will also be available at http://investors.spscommerce.com under the Events & Presentations menu. An audio replay will be available between 6:30 pm CT February 8, 2012 and 11:00pm CT February 24, 2012 by calling (855) 859-2056 or (404) 537-3406, with Conference ID 38853400. The replay will also be available on the Company's website at http://investors.spscommerce.com.

About SPS Commerce

SPS Commerce is a leading provider of on-demand supply chain management solutions and the Retail Universe community, providing integration, collaboration, connectivity, visibility and data analytics to thousands of customers worldwide. We deliver our solutions over the Internet using a Software-as-a-Service model to improve the way the retail supply chain community of suppliers, retailers, distributors and other customers build their trading partner relationships and manage and fulfill orders. Our Retail Universe hosts profiles of thousands of retail supply chain members, and enables retailers, suppliers and 3PLs to find, connect and form new business partnerships based on product or integration requirements. The SPSCommerce.net platform features pre-built integrations used by current and new customers alike, spanning 3,000 order management models across 1,500 retailers, grocers and distributors, as well as integrations to over 100 accounting, warehouse management, enterprise resource planning, and packing and shipping applications. More than 45,000 customers across more than 40 countries have used SPSCommerce.net, making it one of the largest trading partner integration centers. SPS Commerce has achieved 44 consecutive quarters of increased revenues and is headquartered in Minneapolis. For additional information, please contact SPS Commerce at 866-245-8100 or visit www.spscommerce.com or www.retailuniverse.com.

The SPS Commerce logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=7184

Use of Non-GAAP Financial Measures

To supplement its financial statements, SPS Commerce also provides investors with Adjusted EBITDA and non-GAAP net income per share, which are non-GAAP financial measures. SPS Commerce believes that these non-GAAP measures provide useful information to management and investors regarding certain financial and business trends relating to its financial condition and results of operations. SPS Commerce's management uses these non-GAAP measures to compare the company's performance to that of prior periods for trend analyses and planning purposes. It uses Adjusted EBITDA for purposes of determining executive and senior management incentive compensation. These measures are also presented to the company's board of directors.

EBITDA consists of net income plus depreciation and amortization, interest expense, interest income and income tax (benefit) expense. Adjusted EBITDA consists of EBITDA plus non-cash, share-based compensation expense. SPS Commerce uses Adjusted EBITDA as a measure of operating performance because it assists the company in comparing performance on a consistent basis, as it removes from operating results the impact of the company's capital structure. SPS Commerce believes Adjusted EBITDA is useful to an investor in evaluating the company's operating performance because it is widely used to measure a company's operating performance without regard to items such as depreciation and amortization, which can vary depending upon accounting methods and the book value of assets, and to present a meaningful measure of corporate performance exclusive of the company's capital structure and the method by which assets were acquired.

Non-GAAP net income per share consists of net income plus non-cash, share-based compensation expense and amortization expense related to intangible assets minus the deferred tax asset valuation allowance reversal divided by the weighted average number of shares of common stock outstanding during each period. SPS Commerce believes non-GAAP net income per share is useful to an investor because it is widely used to measure a company's operating performance.

These non-GAAP measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with generally accepted accounting principles in the United States. These non-GAAP financial measures exclude significant expenses and income that are required by GAAP to be recorded in the company's financial statements and are subject to inherent limitations. SPS Commerce urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures that are included in this press release. The following tables provide reconciliations of net income to Adjusted EBITDA and non-GAAP net income per share:

SPS COMMERCE, INC.
NON-GAAP RECONCILIATION
(Unaudited; in thousands, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2011	2010	2011	2010

Net income	$ 13,143	$ 441	$ 13,703	$ 2,884
Depreciation and amortization of property and equipment	568	385	2,004	1,533
Amortization of intangible assets	260	--	643	--
Interest expense	--	8	--	74
Interest income	(15)	(54)	(89)	(158)
Income tax (benefit) expense	(12,807)	(4)	(12,619)	92

EBITDA	1,149	776	3,642	4,425
Non-cash, stock-based compensation expense	482	292	1,768	750

Adjusted EBITDA	$ 1,631	$ 1,068	$ 5,410	$ 5,175

Net income	$ 13,143	$ 441	$ 13,703	$ 2,884
Deferred tax asset valuation allowance reversal	(12,802)	--	(12,802)	--
Non-cash, stock-based compensation expense	482	292	1,768	750
Amortization of intangible assets	260	--	643	--

Non-GAAP income	$ 1,083	$ 733	$ 3,312	$ 3,634

Shares used to compute non-GAAP income per share
Basic	12,081	11,727	11,960	8,036
Diluted	12,918	12,552	12,744	11,596

Non-GAAP income per share
Basic	$ 0.09	$ 0.06	$ 0.28	$ 0.45
Diluted	$ 0.08	$ 0.06	$ 0.26	$ 0.31

Forward-Looking Statements

This press release may contain forward-looking statements, including information about management's view of SPS Commerce's future expectations, plans and prospects, within the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors which may cause the results of SPS Commerce to be materially different than those expressed or implied in such statements. Certain of these risk factors and others are included in documents SPS Commerce files with the Securities and Exchange Commission, including but not limited to, SPS Commerce's Annual Report on Form 10-K for the year ended December 31, 2010, as well as subsequent reports filed with the Securities and Exchange Commission. Other unknown or unpredictable factors also could have material adverse effects on SPS Commerce's future results. The forward-looking statements included in this press release are made only as of the date hereof. SPS Commerce cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, SPS Commerce expressly disclaims any intent or obligation to update any forward-looking statements to reflect subsequent events or circumstances.

SPS-F

SPS COMMERCE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited; in thousands, except share amounts)

	December 31,
	2011	2010

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$ 31,985	$ 40,473
Accounts receivable, less allowance for doubtful accounts of $222 and $209, respectively	7,958	5,574
Deferred costs, current	5,748	4,720
Deferred income taxes, current	783	--
Prepaid expenses and other current assets	1,765	874
Total current assets	48,239	51,641

PROPERTY AND EQUIPMENT, net	3,382	2,760
GOODWILL	5,853	1,166
INTANGIBLE ASSETS, net	5,767	290
OTHER ASSETS
Deferred costs, net of current portion	2,510	1,943
Deferred income taxes, net of current portion	11,787	--
Other non-current assets	80	80
	$ 77,618	$ 57,880

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Capital lease obligations, current	$ --	$ 122
Accounts payable	1,411	998
Accrued compensation and benefits	5,118	3,577
Accrued expenses and other current liabilities	1,097	807
Deferred revenue, current	3,840	3,585
Total current liabilities	11,466	9,089

OTHER LIABILITIES
Deferred revenue, less current portion	6,599	5,002
Other non-current liabilities	--	281
Total liabilities	18,065	14,372

COMMITMENTS and CONTINGENCIES

STOCKHOLDERS' EQUITY
Preferred stock, $0.001 par value; 5,000,000 shares authorized; 0 shares issued and outstanding	--	--
Common stock, $0.001 par value; 55,000,000 shares authorized; 12,138,858 and 11,849,572 shares issued and outstanding, respectively	12	12
Additional paid-in capital	108,606	106,264
Accumulated deficit	(49,065)	(62,768)
Total stockholders' equity	59,553	43,508
	$ 77,618	$ 57,880

SPS COMMERCE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; in thousands, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2011	2010	2011	2010

Revenues	$ 15,854	$ 11,919	$ 57,969	$ 44,597
Cost of revenues	4,219	3,333	15,366	12,626
Gross profit	11,635	8,586	42,603	31,971
Operating expenses
Sales and marketing	6,454	4,833	23,836	16,601
Research and development	1,579	1,131	5,838	4,349
General and administrative	2,943	2,180	11,151	7,985
Amortization of intangible assets	260	--	643	--
Total operating expenses	11,236	8,144	41,468	28,935
Income from operations	399	442	1,135	3,036
Other income (expense)
Interest expense	--	(8)	--	(74)
Interest income	15	54	89	158
Other expense	(78)	(51)	(140)	(144)
Total other expense, net	(63)	(5)	(51)	(60)
Income before income taxes	336	437	1,084	2,976
Income tax benefit (expense)	12,807	4	12,619	(92)
Net income	$ 13,143	$ 441	$ 13,703	$ 2,884

Net income per share
Basic	$ 1.09	$ 0.04	$ 1.15	$ 0.36
Diluted	$ 1.02	$ 0.04	$ 1.08	$ 0.25

Weighted average common shares used to compute net income per share
Basic	12,081	11,727	11,960	8,036
Diluted	12,918	12,552	12,744	11,596

SPS COMMERCE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; in thousands)

	Year Ended
	December 31,
	2011	2010

Cash flows from operating activities
Net income	$ 13,703	$ 2,884
Reconciliation of net income to net cash provided by operating activities
Deferred income taxes	(12,708)	--
Depreciation and amortization of property and equipment	2,004	1,533
Amortization of intangible assets	643	--
Provision for doubtful accounts	425	274
Stock-based compensation	1,768	750
Change in carrying value of preferred stock warrants	--	27
Other	--	1
Changes in assets and liabilities, net of effect of acquisition
Accounts receivable	(2,810)	(1,081)
Deferred costs	(1,595)	(919)
Prepaid expenses and other current assets	(882)	567
Other assets	(10)	(17)
Accounts payable	413	(347)
Accrued compensation and benefits	1,541	572
Accrued expenses and other current liabilities	140	(480)
Deferred revenue	1,853	1,155
Net cash provided by operating activities	4,485	4,919
Cash flows from investing activities
Acquisition of Direct EDI	(10,841)	--
Purchases of property and equipment	(2,584)	(1,772)
Net cash used in investing activities	(13,425)	(1,772)
Cash flows from financing activities
Borrowings on line of credit	--	4,450
Payments on line of credit	--	(5,950)
Payments on equipment loans	--	(732)
Payments of capital lease obligations	(122)	(338)
Net proceeds from initial public offering	--	32,902
Net proceeds from secondary offering	--	1,020
Stock offering costs	(108)	--
Net proceeds from exercise of options to purchase common stock	621	43
Excess tax benefit from exercise of options to purchase common stock	61	--
Net cash provided by financing activities	452	31,395
Net increase (decrease) in cash and cash equivalents	(8,488)	34,542
Cash and cash equivalents at beginning of period	40,473	5,931
Cash and cash equivalents at end of period	$ 31,985	$ 40,473
CONTACT: Investor Relations:
         The Blueshirt Group
         415-217-7722
         Todd Friedman, todd@blueshirtgroup.com
         Stacie Bosinoff, stacie@blueshirtgroup.com

         Media:
         Kay Rindels
         SPS Commerce
         866-245-8100
         krindels@spscommerce.com

         Kim Baker
         PAN Communications
         978-474-1900
         spscommerce@pancomm.com